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                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF POWELL INDUSTRIES, INC.

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
NAME OF DOMESTIC SUBSIDIARY                                              STATE OF INCORPORATION
---------------------------                                              ----------------------
Powell Electrical Manufacturing Co.                                      Delaware

  Traction Power Systems, Inc.                                           Delaware

  Powell-Innovative Breaker Technologies, Inc.                           California

Powell-Process Systems, Inc.                                             Utah

Powell-ESCO Company                                                      Texas

Unibus, Inc.                                                             Ohio

Delta-Unibus Corp.                                                       Illinois

U. S. Turbine Corp.                                                      Nevada

Transdyn Controls, Inc.                                                  California
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
NAME OF FOREIGN SUBSIDIARY                                               COUNTRY OF INCORPORATION
--------------------------                                               ------------------------
Powell Foreign Sales Corporation                                         Barbados, West Indies
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